UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELI LILLY AND COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 1, 2017.

ELI LILLY AND COMPANY

ELI LILLY AND COMPANY C/O IVS, P.O. BOX 17149
WILMINGTON, DE 19885-9801

E 15643-P84740

Meeting Information
Meeting Type: Annual
For holders as of: February 24, 2017
Date: May 1, 2017 Time: 11:00 a.m. EDT
Location: Lilly Corporate Center
Indianapolis, IN 46285

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E 15644-P84740

Voting Items

The board of directors recommends you vote FOR

items 1-2 and 4-5 and for "1 Year" on item 3:	The board of directors recommends you vote
AGAINST shareholder proposal 6:
1.    Election of directors, each for a three-year term.

1a. M. L. Eskew	6. Consideration of a shareholder proposal seeking a report regarding direct and indirect political contributions.
1b. W. G. Kaelin, Jr.
1c. J. C. Lechleiter

1d. D. A. Ricks

1e. M. S. Runge

2.	Advisory vote on compensation paid to the company's named executive officers.

3.	Advisory vote regarding the frequency of advisory votes on compensation paid to the company's named executive officers.

4.	Ratification of the appointment by the audit committee of the board of directors of Ernst & Young LLP as principal independent auditor for 2017.

5.	Approve amendment to the Lilly Directors' Deferral Plan.

E 15645-P84740

E 15646-P84740